UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2018

Rodin Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-221814	81-1144197
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

110 E. 59th Street, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 938-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01. Other Events.

NYC Multi-family Portfolio Mezzanine Loan

On September 21, 2018, Rodin Income Trust, Inc. (the “Company”), through an indirect subsidiary of its operating partnership, RIT Lending, Inc. (the “Lender”), originated an $18 million fixed rate, mezzanine loan (the “Loan”) to DS Brooklyn Portfolio Mezz LLC (the “Mezzanine Borrower”), an affiliate of Delshah Capital Limited (“Delshah”) for the acquisition of a 28-property multifamily portfolio by Delshah located in Brooklyn and Manhattan, NY (each a “Property” and collectively the “Portfolio”) for a total acquisition cost of $102.67 million. The acquisition by Delshah of the Portfolio was further financed by a $70 million mortgage loan provided by Signature Bank (the “Senior Lender”). The fee simple interest in the Portfolio is held by DS Brooklyn Portfolio Owner LLC, a single purpose limited liability company (the “Senior Borrower”) of which Mezzanine Borrower owns 100% of the membership interests.

The Portfolio is comprised of 207 residential units and 19 commercial units that encompass 167,499 square feet. The Portfolio’s aggregate appraised value is $105.85 million.

The following table provides certain information about the Loan:

Loan Type	Loan Amount	Loan Term	Coupon	Amortization	Loan-to Value
Mezzanine Loan	$18,000,000	10 years	9.10% subject to a potential increase in year six	Interest only	83%

The interest rate for the Loan for years one through five is 9.10%. At the end of year five, the interest rate for the Loan shall change to the greater of (i) 9.10% or (ii) 465 basis points over the Mortgage Loan Interest Rate (as defined below). However, in the event certain conditions described in the next sentence are not satisfied at the end of year five, the interest rate for the Loan shall increase to the greater of (i) 10.10% or (ii) 565 basis points over the Mortgage Loan Interest Rate in effect at the beginning of year six. The interest rate modification conditions to be satisfied at the end of year five are: (a) a minimum debt yield on the combined Loan and Senior Loan amount of 7.0%; (b) a debt service coverage ratio of at least 1.10x, on the combined Loan and Senior Loan amount, based on the interest rate for the Loan to be in effect at the beginning of year six; and (c) the then outstanding principal balance of the combined Loan and Senior Loan is not greater than 75.0% of the value of the Portfolio. The interest rate for the Senior Loan for years one through five is 4.45%, and at the end of year five, the interest rate for the Senior Loan shall change to the greater of 4.45% or 275 basis points over the then existing five year U.S. Treasury Note Yield (the “Mortgage Loan Interest Rate”).

The Loan is secured by a pledge of 100% of the equity interests in the Senior Borrower. The Loan may be prepaid in its entirety, but not in part, subject to Lender’s receipt of eighteen months of minimum interest. The term of the Loan is ten years, with no option to extend. The mezzanine loan agreement for the Loan (the “Loan Agreement”) contains customary covenants restricting the Borrower’s operation, modification and leasing of the property without Lender’s consent in certain material circumstances. In addition, the Loan Agreement contains customary events of default (subject to certain materiality thresholds and grace and cure periods). The events of default are standard for agreements of this type and include, for example, payment and covenant breaches, insolvency of the Borrower, and certain dispositions of the collateral or a change in control of the Borrower. The Portfolio will be managed by an affiliate of the Borrower.

In connection with the origination of the Loan, Lender and Senior Lender entered into an intercreditor agreement (the “Intercreditor Agreement”), dated as of September 21, 2018. The Intercreditor Agreement specifies the time and method by which the various secured parties may enforce their security interests in their respective collateral. In addition, the Intercreditor Agreement contains customary restrictions on modifications to the senior and mezzanine loan documents and restrictions on the ability of the lenders to exercise overlapping consent rights. The Intercreditor Agreement also grants Lender the right to cure events of default under the Senior Loan and the right to purchase the Senior Loan during the continuance of an event of the default under the Senior Loan.

CFI Participation Agreement

On September 21, 2018, in connection with the origination of the Loan, the Lender entered into a participation agreement (the “Participation Agreement”) with Cantor Fitzgerald Investors, LLC (“CFI”). The Company, through the Lender, originated the Loan with (i) cash from the Company’s ongoing initial public offering equivalent to a 5% interest in the Loan and (ii) proceeds from the sale to CFI of a 95% participation interest in the Loan. The Company intends, but is not obligated, to purchase the remaining 95% of the interest in the Loan from CFI at a purchase price equal to the equity contributed by CFI in exchange for such interests in the Loan. The Participation Agreement provides that participation certificates sold to CFI represent an undivided beneficial ownership interest in the Loan. The Participation Agreement also specifies the parties’ respective rights with respect to the Loan. The transactions with CFI were approved by the Company’s board of directors, including by the majority of its independent directors.

The description above of the Participation Agreement is a summary and is qualified in its entirety by the Participation Agreement, included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements (including those concerning the Company’s intention regarding the purchase of the remaining 95% of the interest in the Loan from CFI) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, the ability of the Company to purchase the remainder of the interests as well as those risks set forth in the “Risk Factors” section of the Company’s Registration Statement on Form S-11, as amended or supplemented by the Company’s other filings with the Securities and Exchange Commission. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the ability of the Borrower to effectively manage the Portfolio, the ability of the Borrower to comply with the terms of the Loan, changes in market rates for multifamily properties located in Brooklyn and Manhattan, future property values, the impact of any losses on cash flows and returns, property level cash flows, changes in economic conditions generally and the real estate and debt markets specifically, availability of capital, the ability to achieve targeted returns, generally accepted accounting principles, policies and rules applicable to REITs and the factors specified in the Company’s filings with the Securities and Exchange Commission. The foregoing list of factors is not exhaustive. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly and negatively impacted. You are cautioned not to place undue reliance on any forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Mezzanine Participation Agreement, dated as of September 21, 2018, among RIT Lending, Inc., and Cantor Fitzgerald Investors, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RODIN INCOME TRUST, INC.
Date: September 25, 2018	By:	/s/ STEVE BISGAY
Name: Steve Bisgay
Title: Chief Financial Officer